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                                                                    Exhibit (23)


                               ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Shared Medical Systems Corporation:

As independent public accountants, we hereby consent to the incorporation of our report dated February 8, 1999 included (or incorporated by reference) in Shared Medical Systems Corporation's 10-K for the year ended December 31, 1998, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 2-83465, 2-85345, 2-85346, 2-96224, 2-96225, 33-18161, 33-25010, 33-34089,
33-34410, 33-37742, 33-47572, 33-61967, 333-73315) and S-3 (File Nos. 333-23683,
333-47071, 333-58011, and 333-64097).



                                       /s/ Arthur Andersen LLP

Philadelphia, PA
March 31, 1999